Exhibit 99.1

Appian Announces Third Quarter 2025 Financial Results

Third quarter cloud subscriptions revenue increased 21% year-over-year to $113.6 million
Third quarter total revenue increased 21% year-over-year to $187.0 million

McLean, VA – November 6, 2025 – Appian (Nasdaq: APPN) today announced financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights:

•Revenue: Cloud subscriptions revenue was $113.6 million, up 21% compared to the third quarter of 2024. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 20% year-over-year to $147.2 million. Professional services revenue was $39.8 million, up 29% compared to the third quarter of 2024. Total revenue was $187.0 million, up 21% compared to the third quarter of 2024. Cloud subscriptions revenue retention rate was 111% as of September 30, 2025.
•Operating income (loss) and non-GAAP operating income: GAAP operating income was $13.1 million, compared to GAAP operating loss of $(7.2) million for the third quarter of 2024. Non-GAAP operating income was $29.8 million, compared to non-GAAP operating income of $8.3 million for the third quarter of 2024.
•Net income (loss) and non-GAAP net income: GAAP net income was $7.8 million, compared to GAAP net loss of $(2.1) million for the third quarter of 2024. GAAP basic net income per share was $0.11 for the third quarter of 2025, compared to the $(0.03) net loss per share for the third quarter of 2024. Non-GAAP net income was $24.4 million, compared to $1.8 million of non-GAAP net income for the third quarter of 2024. Non-GAAP net income per basic and diluted share was $0.32, compared to non-GAAP net income per basic and diluted share of $0.02 for the third quarter of 2024.
•Adjusted EBITDA: Adjusted EBITDA was $32.2 million, compared to adjusted EBITDA of $10.8 million for the third quarter of 2024.
•Cash flows: Net cash provided by operating activities was $18.7 million for the three months ended September 30, 2025 compared to $(8.2) million of net cash used by operating activities for the same period in 2024.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian Named a Leader in the IDC MarketScape:Worldwide Business Automation Platforms 2025 Vendor Assessment
•Appian Named a Leader in Digital Process Automation Software Report by Independent Research Firm
•MagMutual Transforms Operations with Appian

•Latest Appian Platform Release Delivers Enterprise-Ready AI

Financial Outlook:

As of November 6, 2025, guidance for 2025 is as follows:

•Fourth Quarter 2025 Guidance:

◦Cloud subscriptions revenue is expected to be between $115.0 million and $117.0 million, representing year-over-year growth of 16% to 18%.
◦Total revenue is expected to be between $187.0 million and $191.0 million, representing a year-over-year increase of 12% to 15%.
◦Adjusted EBITDA is expected to be between $10.0 million and $13.0 million.
◦Non-GAAP net income per share is expected to be between $0.04 and $0.08, assuming weighted average common shares outstanding of 74.5 million.

•Full Year 2025 Guidance:

◦Cloud subscriptions revenue is expected to be between $435.0 million and $437.0 million, representing year-over-year growth of 18% to 19%.
◦Total revenue is expected to be between $711.0 million and $715.0 million, representing a year-over-year increase of 15% to 16%.
◦Adjusted EBITDA is expected to be between $67.0 million and $70.0 million.
◦Non-GAAP net income per share is expected to be between $0.50 and $0.54, assuming weighted average common shares outstanding of 74.6 million.

Conference Call Details:

Appian will host a conference call today, November 6, 2025, at 8:30 a.m. ET to discuss Appian's financial results for the third quarter ended September 30, 2025 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at https://investors.appian.com.

About Appian

Appian delivers a software platform that helps organizations run better processes that reduce costs, improve customer experiences, and gain a strategic edge. Committed to client success, we serve many of the world’s largest companies across various industries. For more information, visit appian.com. [Nasdaq: APPN]

1 https://register-conf.media-server.com/register/BIbdd542c41bca47739455f1e9a1207f24

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating income (loss), non-GAAP income tax expense (benefit), non-GAAP net income (loss), and non-GAAP net income (loss) per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, unrealized foreign exchange rate gains and losses, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgment preservation insurance policy, or JPI Amortization, severance costs related to an involuntary reduction in our workforce, or Severance Costs, lease impairment and lease-related charges associated with actions taken to reduce the footprint of our leased office spaces, or Lease Impairment and Lease-Related Charges, and a short-swing profit disgorgement paid to us by an investor, or Short-Swing Profit Payment. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The Company defines adjusted EBITDA as net income (loss) before (1) other income, net, (2) interest expense, (3) income tax expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, (8) Severance Costs, and (9) Lease Impairment and Lease-Related Charges. The most directly comparable GAAP financial measure to adjusted EBITDA is net income (loss). Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete depiction of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian provides guidance ranges for non-GAAP net income per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full year 2025, future investment by Appian in its go-to-market initiatives, increased demand for the Appian Platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s Platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, AI being a disruptive set of technologies that may affect the markets for Appian’s software dramatically and in unpredictable ways, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
investors@appian.com

Media Contact
Valerie Miller
Senior Manager, Media Relations North America
pr@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$125,249	$118,552
Short-term investments and marketable securities	66,312	41,308
Accounts receivable, net of allowance of $2,862 and $3,396, respectively	172,615	195,069
Deferred commissions, current	34,131	36,630
Prepaid expenses and other current assets	41,104	43,984
Total current assets	439,411	435,543
Property and equipment, net of accumulated depreciation of $38,789 and $32,142, respectively	33,168	37,109
Goodwill	28,833	25,555
Intangible assets, net of accumulated amortization of $6,985 and $5,341, respectively	1,567	2,240
Right-of-use assets for operating leases	29,110	31,081
Deferred commissions, net of current portion	59,395	60,540
Deferred tax assets	5,144	4,129
Other assets	15,107	24,842
Total assets	$611,735	$621,039
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$8,605	$4,322
Accrued expenses	20,082	11,388
Accrued compensation and related benefits	38,677	34,223
Deferred revenue	275,449	281,760
Debt	12,098	9,598
Operating lease liabilities	13,110	12,378
Other current liabilities	2,105	1,087
Total current liabilities	370,126	354,756
Long-term debt	233,627	240,826
Non-current operating lease liabilities	47,769	52,189
Deferred revenue, non-current	8,322	5,477
Other non-current liabilities	435	431
Total liabilities	660,279	653,679
Stockholders’ deficit
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of September 30, 2025 and December 31, 2024 and 43,369,326 and 42,938,701 shares issued as of September 30, 2025 and December 31, 2024, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as of September 30, 2025 and December 31, 2024 and 31,088,085 and 31,090,085 shares issued as of September 30, 2025 and December 31, 2024, respectively	3	3
Treasury stock at cost, 639,751 shares as of September 30, 2025	(20,000)	—
Additional paid-in capital	612,488	591,281
Accumulated other comprehensive loss	(35,221)	(11,774)
Accumulated deficit	(605,818)	(612,154)
Total stockholders’ deficit	(48,544)	(32,640)
Total liabilities and stockholders’ deficit	$611,735	$621,039

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Subscriptions	$147,188	$123,121	$414,197	$353,789
Professional services	39,816	30,931	109,873	96,548
Total revenue	187,004	154,052	524,070	450,337
Cost of revenue
Subscriptions	17,762	14,082	49,810	39,614
Professional services	27,531	23,002	78,322	74,880
Total cost of revenue	45,293	37,084	128,132	114,494
Gross profit	141,711	116,968	395,938	335,843
Operating expenses
Sales and marketing	51,918	50,865	166,929	175,613
Research and development	40,263	38,572	120,127	117,789
General and administrative	36,416	34,688	107,586	108,327
Total operating expenses	128,597	124,125	394,642	401,729
Operating income (loss)	13,114	(7,157)	1,296	(65,886)
Other non-operating expense (income)
Other income, net	(1,398)	(12,544)	(24,678)	(5,882)
Interest expense	5,311	6,168	15,948	17,921
Total other non-operating expense (income)	3,913	(6,376)	(8,730)	12,039
Income (loss) before income taxes	9,201	(781)	10,026	(77,925)
Income tax expense	1,376	1,319	3,690	690
Net income (loss)	$7,825	$(2,100)	$6,336	$(78,615)
Earnings (loss) per share:
Basic	$0.11	$(0.03)	$0.09	$(1.08)
Diluted	$0.10	$(0.03)	$0.08	$(1.08)
Weighted average common shares outstanding:
Basic	74,008	72,396	74,101	72,664
Diluted	74,575	72,396	74,554	72,664

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue
Subscriptions	$224	$211	$672	$641
Professional services	1,399	1,325	4,161	4,364
Operating expenses
Sales and marketing	1,827	1,746	6,050	6,270
Research and development	2,915	2,939	9,139	8,859
General and administrative	3,895	3,284	10,970	9,877
Total stock-based compensation expense	$10,260	$9,505	$30,992	$30,011

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$6,336	$(78,615)
Adjustments to reconcile net income (loss) to net cash provided by (used by) operating activities
Stock-based compensation	30,992	30,011
Depreciation expense and amortization of intangible assets	7,429	7,503
Lease impairment charges	779	5,462
Bad debt expense	692	619
Amortization of debt issuance costs	450	439
Benefit for deferred income taxes	(648)	(1,281)
Foreign currency transaction (gains) losses, net	(20,864)	2,895
Changes in assets and liabilities
Accounts receivable	29,655	30,859
Prepaid expenses and other assets	13,279	12,279
Deferred commissions	3,644	4,665
Accounts payable and accrued expenses	12,871	1,495
Accrued compensation and related benefits	(1,043)	(6,975)
Other current and non-current liabilities	(1,707)	535
Deferred revenue	(17,545)	(15,096)
Operating lease assets and liabilities, net	(2,583)	(1,788)
Net cash provided by (used by) operating activities	61,737	(6,993)
Cash flows from investing activities
Proceeds from maturities of investments	34,278	11,631
Purchases of investments	(59,281)	(42,638)
Purchases of property and equipment	(2,451)	(3,287)
Net cash used by investing activities	(27,454)	(34,294)
Cash flows from financing activities
Proceeds from borrowings	—	50,000
Payments for debt issuance costs	—	(463)
Debt repayments	(5,000)	(3,750)
Repurchases of common stock	(20,000)	(50,019)
Payments for employee taxes related to the net share settlement of equity awards	(5,890)	(4,883)
Proceeds from exercise of common stock options	752	619
Net cash used by financing activities	(30,138)	(8,496)
Effect of foreign exchange rate changes on cash and cash equivalents	2,552	(375)
Net increase (decrease) in cash and cash equivalents	6,697	(50,158)
Cash and cash equivalents at beginning of period	118,552	149,351
Cash and cash equivalents at end of period	$125,249	$99,193

Supplemental disclosure of cash flow information
Cash paid for interest	$10,023	$17,193
Cash paid for income taxes	$3,391	$1,925
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$41	$109

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Lease Impairment and Lease-Related Charges	Short-Swing Profit Payment	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Three months ended September 30, 2025
Subscriptions cost of revenue	$17,762	$(224)	$—	$—	$—	$—	$—	$17,538
Professional services cost of revenue	27,531	(1,399)	—	—	—	—	—	26,132
Total cost of revenue	45,293	(1,623)	—	—	—	—	—	43,670
Total operating expense	128,597	(8,637)	(2,130)	(3,153)	(1,105)	—	—	113,572
Operating income	13,114	10,260	2,130	3,153	1,105	—	—	29,762
Non-operating (income) expense	(1,398)	—	—	—	—	—	110	(1,288)
Income tax impact of above items	1,376	375	—	—	—	—	(406)	1,345
Net income (loss)	7,825	9,885	2,130	3,153	1,105	—	296	24,394
Net income per share, basic	$0.11	$0.13	$0.03	$0.04	$0.01	$—	$—	$0.32
Net income per share, diluted(a, c)	$0.10	$0.13	$0.03	$0.04	$0.01	$—	$—	$0.32

Three months ended September 30, 2024
Subscriptions cost of revenue	$14,082	$(211)	$—	$—	$—	$—	$—	$13,871
Professional services cost of revenue	23,002	(1,325)	—	—	—	—	—	21,677
Total cost of revenue	37,084	(1,536)	—	—	—	—	—	35,548
Total operating expense	124,125	(7,969)	(1,979)	(3,635)	(324)	—	—	110,218
Operating (loss) income	(7,157)	9,505	1,979	3,635	324	—	—	8,286
Non-operating (income) expense	(12,544)	—	—	—	—	1,799	9,950	(795)
Income tax impact of above items	1,319	117	—	—	—	—	(327)	1,109
Net (loss) income	(2,100)	9,388	1,979	3,635	324	(1,799)	(9,623)	1,804
Net (loss) income per share, basic(c)	$(0.03)	$0.13	$0.03	$0.05	$—	$(0.02)	$(0.13)	$0.02
Net (loss) income per share, diluted(b, c)	$(0.03)	$0.13	$0.03	$0.05	$—	$(0.02)	$(0.13)	$0.02
(a) Accounts for the impact of 0.6 million shares of dilutive securities.
(b) Accounts for the impact of 1.8 million shares of dilutive securities.
(c) Per share amounts do not foot due to rounding.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Lease Impairment and Lease-Related Charges	Short-Swing Profit Payment	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Nine months ended September 30, 2025
Subscriptions cost of revenue	$49,810	$(672)	$—	$—	$—	$—	$—	$—	$49,138
Professional services cost of revenue	78,322	(4,161)	—	—	—	—	—	—	74,161
Total cost of revenue	128,132	(4,833)	—	—	—	—	—	—	123,299
Total operating expense	394,642	(26,159)	(6,324)	(9,355)	—	(1,714)	—	—	351,090
Operating income	1,296	30,992	6,324	9,355	—	1,714	—	—	49,681
Non-operating (income) expense	(24,678)	—	—	—	—	—	—	20,879	(3,799)
Income tax impact of above items	3,690	1,125	—	—	—	—	—	(1,732)	3,083
Net income (loss)	6,336	29,867	6,324	9,355	—	1,714	—	(19,147)	34,449
Net income (loss) per share, basic	$0.09	$0.40	$0.09	$0.13	$—	$0.02	$—	$(0.26)	$0.47
Net income (loss) per share, diluted(a)	$0.08	$0.40	$0.08	$0.13	$—	$0.02	$—	$(0.26)	$0.46

Nine months ended September 30, 2024
Subscriptions cost of revenue	$39,614	$(641)	$—	$—	$—	$—	$—	$—	$38,973
Professional services cost of revenue	74,880	(4,364)	—	—	(1,398)	—	—	—	69,118
Total cost of revenue	114,494	(5,005)	—	—	(1,398)	—	—	—	108,091
Total operating expense	401,729	(25,006)	(3,442)	(12,643)	(4,136)	(5,786)	—	—	350,716
Operating (loss) income	(65,886)	30,011	3,442	12,643	5,534	5,786	—	—	(8,470)
Non-operating (income) expense	(5,882)	—	—	—	—	—	1,799	(2,856)	(6,939)
Income tax impact of above items	690	1,258	—	—	1,096	—	—	81	3,125
Net (loss) income	(78,615)	28,753	3,442	12,643	4,438	5,786	(1,799)	2,775	(22,577)
Net (loss) income per share, basic and diluted(b)	$(1.08)	$0.40	$0.05	$0.17	$0.06	$0.08	$(0.02)	$0.04	$(0.31)
(a) Accounts for the impact of 0.5 million shares of dilutive securities.
(b) Per share amounts do not foot due to rounding.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(unaudited)
Reconciliation of adjusted EBITDA:
GAAP net income (loss)	$7,825	$(2,100)	$6,336	$(78,615)
Other income, net	(1,398)	(12,544)	(24,678)	(5,882)
Interest expense	5,311	6,168	15,948	17,921
Income tax expense	1,376	1,319	3,690	690
Depreciation expense and amortization of intangible assets	2,459	2,562	7,429	7,503
Stock-based compensation expense	10,260	9,505	30,992	30,011
Litigation Expense	2,130	1,979	6,324	3,442
JPI Amortization	3,153	3,635	9,355	12,643
Severance Costs	—	—	—	5,534
Lease Impairment and Lease-Related Charges	1,105	324	1,714	5,786
Adjusted EBITDA	$32,221	$10,848	$57,110	$(967)